EXHIBIT 99.2

Unaudited Pro Forma Combined Condensed Financial Statements
As of and for the year ended December 31, 2003

MOCON, Inc. and Subsidiaries and
Paul Lippke Handels-GmbH Prozess- und Laborsysteme

        The following unaudited pro forma combined condensed financial information presents the pro forma effect of the acquisition of Paul Lippke Handels-GmbH Prozess- und Laborsysteme (“Lippke”) by MOCON, Inc. (“MOCON” or the "Company") on MOCON’s historical financial position and results of operations using the purchase method of accounting. The acquisition, which was effective January 1, 2004, closed on January 29, 2004. Both Lippke’s and MOCON’s fiscal years ended on December 31.

        The unaudited pro forma amounts have been derived by applying pro forma adjustments to the historical consolidated financial information of MOCON and Lippke.

        The Company acquired all of the shares of Lippke for a base purchase price of EUR 625,000 ($802,688). In addition, the Company is obligated to make three future “earnout” payments to Lippke’s former parent company based on the net profits of Lippke in each of the years 2004, 2005 and 2006, with a minimum payment amount of 100,000 euros per year. The excess of the fair value of net assets over the purchase price has been allocated to identifiable intangible and fixed assets.

        The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the actual operating results or financial position would have been for the combined company had the transaction taken place on January 1, 2003, and do not purport to indicate the results of future operations.

        The pro forma combined condensed financial information should be read in conjunction with the historical financial information of Lippke included with this filing on Form 8-K/A and MOCON’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 0-9273).

        The historical financial information for Lippke is derived from the audited financial information included with this filing on Form 8-K/A. The currency has been translated from Euros to United States Dollars using appropriate exchange rates in effect during the period.

MOCON, INC. AND SUBSIDIARIES
AND PAUL LIPPKE HANDELS-GmbH PROZESS- und LABORSYSTEME
UNAUDITED PROFORMA COMBINED BALANCE SHEET
DECEMBER 31, 2003

Assets	MOCON, INC.	LIPPKE	PRO FORMA ADJUSTMENTS		PROFORMA
Current assets:
Cash, cash equivalents and
marketable securities	$5,941,562	518,980	(978,020	)(d)	5,482,522
Trade accounts receivable, net	3,542,927	530,400	(368,811	)(j)	3,704,516
Other receivables	50,662	—			50,662
Inventories	3,762,481	312,669	18,329	(c)	4,108,116
			(27,184	)(i)
			41,821	(k)
Prepaid expenses	347,245	13,331			360,576
Deferred income taxes	322,435	35,863			358,298

Total current assets	13,967,312	1,411,243	(1,313,865)		14,064,690

Marketable securities, noncurrent	850,088	—			850,088
Property, plant, and equipment, net	2,099,462	162,232	3,789	(b)	2,304,753
			112,200	(k)
			(72,930	)(i)
Other assets:
Intangibles	2,909,714	—	1,085,902	(a)	3,995,616
Other	151,689	—			151,689

Total other assets	3,061,403	—	1,085,902		4,147,305

	$19,978,265	1,573,475	(184,904)		21,366,836

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,013,615	307,797	(368,811	)(j)	1,106,622
			154,021	(k)
Accrued expenses	1,125,090	477,220			1,602,310
Accrued product warranties	279,639	—			279,639
Accrued income taxes	295,951	16,098			312,049
Dividends payable	350,891	—	445,533	(l)	796,424

Total current liabilities	3,065,186	801,115	230,743		4,097,044
Pension reserves	—	107,080			107,080
Minimum earnout payable	—	—	349,747	(d)	349,747
Deferred income taxes	198,381	—			198,381

Total liabilities	3,263,567	908,195	580,490		4,752,252

Stockholders' equity	16,714,698	665,280	(219,747	)(e)	16,614,584
			(445,533	)(l)
			(100,114	)(i)

	$19,978,265	1,573,475	(184,904)		21,366,836

See accompanying notes to unaudited pro forma combined condensed financial statements.

MOCON, INC. AND SUBSIDIARIES
AND PAUL LIPPKE HANDELS-GmbH PROZESS- und LABORSYSTEME
UNAUDITED PROFORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003

	MOCON, INC.	LIPPKE	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Sales:
Products	$17,751,263	5,257,280	(2,005,196	)(h)	21,003,347
Consulting services	1,881,103	—			1,881,103

Total sales	19,632,366	5,257,280	(2,005,196)		22,884,450

Cost of sales:
Products	7,959,228	2,524,902	(2,005,196	)(h)	8,579,048
			100,114	(i)
Consulting services	917,328	—			917,328

Total cost of sales	8,876,556	2,524,902	(1,905,082)		9,496,376

Gross profit	10,755,810	2,732,378	(100,114)		13,388,074
Selling, general, and administrative expenses	6,268,837	1,773,143	277,400	(f)	8,319,380
Research and development expenses	1,313,379	—			1,313,379

Operating income	3,173,594	959,235	(377,514)		3,755,315
Investment income	126,711	141,734	(9,568	)(g)	258,877

Income before income taxes	3,300,305	1,100,969	(387,082)		4,014,192
Income taxes	1,089,000	438,997	(135,479	)(m)	1,392,518

Net income	$2,211,305	661,972	(251,603)		2,621,674

Net income per common share:
Basic	$0.41				0.48
Diluted	0.40				0.48
Weighted average shares outstanding:
Basic	5,410,010				5,410,010
Diluted	5,503,911				5,503,911

See accompanying notes to unaudited pro forma combined condensed financial statements.

MOCON, Inc. and Subsidiaries

Notes To Unaudited Pro Forma Combined Condensed Financial Statements

1.      Basis of pro forma presentation

The unaudited pro forma combined condensed financial statements give effect to MOCON’s acquisition of all of the shares of stock of Paul Lippke Handels-GmbH Prozess- und Laborsysteme (“Lippke”), in a business combination accounted for as a purchase, which was consummated on January 29, 2004. At that date, the base purchase price paid by the Company was EUR 625,000 ($802,688). In addition, the Company is obligated to make three future “earnout” payments to Lippke’s former parent company based on the net profits of Lippke in each of the years 2004, 2005 and 2006, with a minimum payment amount of 100,000 euros per year.

The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions described in the following notes and include the preliminary allocation of the consideration paid, future minimum “earnout” payments and costs associated with the transaction for the assets and liabilities of Lippke based on valuation of their fair value. The final allocation of the consideration to be paid may differ from those assumptions reflected in the unaudited pro forma combined condensed financial statements. In the opinion of MOCON’s management, all adjustments necessary to present fairly such unaudited pro forma combined condensed financial statements have been made based on the terms and structure of the Lippke acquisition.

The unaudited pro forma combined condensed financial statements give effect to the transaction as if it had taken place on January 1, 2003. These financial statements are not necessarily indicative of what the actual operating results or financial position would have been for the combined company had the transaction taken place on January 1, 2003, and do not purport to indicate the results of future operations.

2.      Pro forma adjustments

        The unaudited pro forma condensed combined financial statements give effect to the following pro forma adjustments relating to the acquisition of Lippke:

(a)	To reflect the excess of acquisition cost over the fair value of net assets acquired. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:

MOCON, Inc. and Subsidiaries

Notes To Unaudited Pro Forma Combined Condensed Financial Statements - (Continued)

Purchase price paid:
Cash (625,000 euros X 1.2843 exchange rate at close)		$802,688
Minimum Future Earn-out payments (300,000 euros)		349,747
Costs associated with transaction		175,332

Total purchase consideration		$1,327,767
Allocated to:
Historical book value of Lippke’s assets and
liabilities as of January 1, 2004	$665,280
Adjustments to step up assets and liabilities to fair
value:
Fixed assets	3,789
Inventory	18,329
Dividends payable	(445,533)	$241,865

Excess purchase price over allocation to
identifiable assets and liabilities:
Domain Names	5,700
Trademark and Trade Name	335,000
Commercial Agent/Subagent Network	70,000
Sales Order Backlog	104,000
Compiled Customer Lists	48,000
Manufacturer’s Representative Contracts	225,000
Goodwill	298,202	1,085,902

Total allocation		$1,327,767

The base purchase price paid by the Company was EUR 625,000 ($802,688). In addition, the Company is obligated to make three future “earnout” payments to Lippke’s former parent company based on the net profits of Lippke in each of the years 2004, 2005 and 2006, with a minimum payment amount of 100,000 euros per year.

        The valuation of intangible assets was determined as follows:

        The cash flow projections utilized in the valuation of intangible assets (as discussed below) were based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic

MOCON, Inc. and Subsidiaries

Notes To Unaudited Pro Forma Combined Condensed Financial Statements – (Continued)

and competitive uncertainties and contingencies beyond the control of the Company including, but not limited to, those with respect to the future courses of the Company’s business activity. Accordingly, there will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

Domain Names
        The Company acquired five domain names from Lippke. The fair value of all five domain names was determined based on a ten point rating analysis of each of the five Lippke domain names, and the comparison with three actual domain name transactions per domain name appraised.

Trademark and Trade Name
        In the appraisal of the trademark and trade name, an income approach methodology has been employed. The income approach technique used is referred to as a royalty savings, or relief-from-royalty analysis, and is a widely accepted methodology used to appraise intellectual property and certain types of intangible assets. This appraisal methodology is premised on the concept that, to the extent that one is relieved from the obligation of having to pay a royalty for benefits or rights that otherwise would necessitate payment, a valuable asset is created. The fair market value of the intellectual property is estimated as the present value of the after-tax cash flows expected to be generated/saved as a result of ownership of the property to be appraised, in contrast to licensing the asset(s) from a third party.

Commercial Agent/Subagent Network
         Lippke utilizes the services of commercial agents, often referred to as subagents, in several European countries outside of its primary geographical market of Germany. The subagent network has been appraised through the use of a cost to create methodology.

Sales Order Backlog
        The sales order backlog was appraised by converting the indicated sales dollars into the estimated gross profit represented by these sales, reducing that amount by the estimated expenses yet to be incurred in realizing the sale dollars from the orders, and converting the income benefits to an after tax basis to an indicated present value of after tax income.

Compiled Customer Lists
        The compiled database of customer lists has been appraised through the use of a cost to create methodology.

Manufacturer’s Representative Contracts
        Certain of the manufacturer’s representative contracts with Lippke contain cancellation provisions requiring a notice period. The weighted average minimum remaining

MOCON, Inc. and Subsidiaries

Notes To Unaudited Pro Forma Combined Condensed Financial Statements – (Continued)

contract term of three of the agreements is 5.8 months. We have valued these contracts using the estimated after tax present value of the projected profits to be derived from these contracts over their minimum remaining terms.

(b)	To reflect the step-up in fixed asset values to fair value.

(c)	To reflect the step-up in inventory values to fair value based on estimated selling prices of finished goods inventory.

(d)	To reflect the cash portion of the purchase price including cash paid to Lippke stockholders and MOCON’s costs associated with the transaction. In addition, a liability is recorded for the future minimum earn-out payments to be made in 2005, 2006, and 2007.

(e)	To reflect the elimination of the stockholder’s equity accounts of Lippke.

(f)	Represents the amortization of other intangibles related to the acquisition of Lippke over periods ranging from three months to five years, reflecting an estimate of the useful life of the intangibles.

(g)	Represents the reduction in interest income earned by MOCON for the year ended December 31, 2003 on cash in the amount of the consideration paid for the acquisition of Lippke that would not have been earned had the acquisition been consummated as of the beginning of the period.

(h)	To eliminate intercompany sales for the year ended December 31, 2003.

(i)	To eliminate intercompany profit on MOCON related items not sold by Lippke as of December 31, 2003.

(j)	To eliminate intercompany accounts receivable and accounts payable as of December 31, 2003.

(k)	To adjust for MOCON items in transit to Lippke as of December 31, 2003.

(l)	To reflect dividends payable to Lippke shareholders, which were paid in the first quarter of 2004.

(m)	To reflect the income tax effect of the pro forma adjustments at a combined effective tax rate of 35%.